UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 500 Burrard Street Vancouver BC V6C 0A3 Canada
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market
Unit A Warrants	VSSYW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2024, Versus Systems Inc. (the “Company”) entered into two agreements with ASPIS Cyber Technologies, Inc. (“ASPIS”). ASPIS, an affiliate of the Company’s largest shareholder—Cronus Equity Capital Group, LLC (“CECG”)—is a cloud-based mobile endpoint cyber security technology company for anti-tapping and anti-hacking within the government, finance, gaming and social media sectors. CEGC holds approximately 39.5% of the outstanding common shares of the Company based on the amount of Company common shares issued and outstanding as of August 12, 2024, without regard to the transactions described in this Current Report on Form 8-K. CEGC’s managing member and its Schedule 13D appointee, which Schedule 13D, as may be amended, was originally filed with the Securities and Exchange Commission December 7, 2023, is the Chairman and a shareholder of ASPIS. One of the Company’s directors—Luis Goldner—is a shareholder of ASPIS and serves on the board of directors of ASPIS.

The first agreement is a Technology License and Software Development Agreement (the “License Agreement”), entered into on October 7, 2024 and effective as of October 4, 2024, which provides for the Company to license its gamification, engagement and QR code technology (the “Versus Technology”) to ASPIS for use in ASPIS’s website business and for development of additional functionality for the Versus Technology. The second agreement is a Business Funding Agreement (the “Funding Agreement,” and together with the License Agreement, the “Investment Documents”)), entered into and effective October 7, 2024, which provides for ASPIS to make a $2,500,000 investment in the Company.

The Investment Documents are the basis of the Company’s Compliance Plan that it submitted to The Nasdaq Capital Market (“Nasdaq”) on October 7, 2024 (the “Company’s Plan”) outlining how the Company intends to regain compliance with Nasdaq’s minimum shareholders’ equity requirement (the “Required Amount”) of at least $2,500,000 as outlined in Nasdaq Listing Rule 5550(b)(1). The Investment Documents are expected to allow the Company to exceed the Required Amount and maintain the Required Amount until at least September 30, 2025.

License Agreement

Pursuant to the License Agreement, the Company granted ASPIS a perpetual, non-exclusive, non-transferable (except as provided in the License Agreement) license to use the Versus Technology in ASPIS’s website business that provides cybersecurity technology. ASPIS will pay for any required technology modifications, improvements and developments to the Versus Technology (the “Modified Technology”) in addition to a license fee (the “License Fee”) of $165,000 per month beginning in January 2025. The Company will retain ownership of the Modified Technology and ASPIS will hold an exclusive license to use the Modified Technology in the cybersecurity industry so long as ASPIS continues to pay the License Fee. The Company and ASPIS expect development of the Modified Technology to begin immediately. The License Agreement has an initial term of one (1) year with successive renewal terms of one (1) year each upon ASPIS’s written approval, subject to earlier termination by the Company or ASPIS.

The License Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference. The foregoing description of the License Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the License Agreement.

Funding Agreement

Pursuant to the Funding Agreement,

(i)	ASPIS agreed to deliver to the Company $500,000 (the “Initial Investment Amount” and the date of funding the Initial Investment Amount, which has not yet occurred, the “Initial Funding Date”), and agreed to, on or before November 15, 2024 (the date of the wire, the “Second Funding Date”), deliver to the Company $2,000,000 (collectively with the Initial Investment Amount, the “Investment Amount”); and

(ii)	the Company agreed to, on the Initial Funding Date, issue to ASPIS a senior convertible promissory note (the “Note”) in the principal amount of the Investment Amount (or such lesser amount if less is funded; such actually funded amount, the “Funded Amount”) that provides for, upon approval (the “Shareholder Approval”) by the Company’s shareholders of the Conversion and the Company’s redomiciling to Delaware at the Company’s annual shareholders meeting expected to be held in December 2024, if received, automatic conversion (the “Conversion”) of the Funded Amount plus, at ASPIS’s option, any accrued and unpaid interest thereon, into units (“Units”) of the Company, each equal to (a) one common share (“Common Share”) of the Company and (b) a warrant (each, a “Warrant,” and collectively, the “Warrants”) to purchase one-half of one Common Share at a purchase price of $4.00 per one whole share, exercisable for five (5) years, at a conversion rate (the “Conversion Rate”) equal to the greater of (1) a prior five-day volume weighted average price of the Common Shares based on the Initial Funding Date and (2) $1.16 per share;

provided, however, that if the Conversion would result in the issuance of a fractional share, the Company would pay ASPIS an amount in cash equal to the product of the then-purchase value of one Common Share and such fraction, unless such amount is less than $10.00.

Also pursuant to the Funding Agreement, the Company and ASPIS agreed to, on or about the Initial Funding Date, enter into a subscription agreement pursuant to which ASPIS would purchase from the Company and the Company would sell to ASPIS the Note, the Units issuable upon the Conversion, the Common Shares and Warrants issuable upon the Conversion and the Common Shares issuable upon exercise of the Warrants.

Notwithstanding anything to the contrary in the foregoing, if Nasdaq denies the Company’s Plan, then the amount due on the Second Funding Date would be suspended until the Company’s Plan is approved and the underlying deficiency is rectified. In addition, if Nasdaq determines that the Funding Amount is insufficient to meet the Required Amount and requires additional funding (the “Additional Amount”), ASPIS will have the exclusive right and obligation (or the right, but not the obligation, if greater than $500,000) to provide the Additional Amount on the same terms as the Funding Amount. In the event that ASPIS funds an Additional Amount prior to the Conversion, if the Conversion occurs, the Note would be amended to include the Additional Amount. In the event that ASPIS funds an Additional Amount following the Conversion, if the Conversion occurs, the Company would issue a new note for the Additional Amount unless outside securities counsel advises the Company that it could issue the stock directly to ASPIS.

Under the terms of the Investment Documents, assuming the Company receives shareholder approval of the issuance of equity under the Note and the Company’s redomiciling to Delaware, no Additional Amount is funded and a Conversion Rate of $1.16 per share, ASPIS would receive upon the Conversion and exercise of the Warrants, 2,155,172 Common Shares and warrants to purchase an additional 1,077,586 shares. Upon the Conversion, ASPIS would hold approximately 45.8% of the outstanding Common Shares of the Company. This percentage does not account for shares issuable upon exercise of the Warrants or ASPIS’s option under the Note to convert any accrued and unpaid cash interest on the Note into Units, which would result in additional shares issuable to ASPIS.

The Funding Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference. The foregoing description of the Funding Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Funding Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements”. Statements in this Current Report on Form 8-K which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including statements regarding the Company’s plans to regain compliance. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: uncertainty whether the Company’s Plan will be accepted or, if accepted, whether the Company will regain compliance with the minimum shareholders’ equity rule within the timelines required by Nasdaq, failing which, the Company’s securities will be delisted by Nasdaq; uncertainty whether the Company would appeal any delisting notice or whether any such appeal would be successful, failing which, the Company’s securities will be delisted by Nasdaq; the risk that delisting of the Company’s securities may have a material adverse effect on the Company’s share liquidity and trading price and on the Company’s ability to obtain financing and continue its business; whether the Company will realize long-term benefits and synergies from the partnership with ASPIS; and the risk of changes in business strategy or plans. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed in Canada from time-to-time under the Company's profile on SEDAR+ at https://www.sedarplus.ca.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: October 15, 2024	By:	/s/ Curtis Wolfe
	Name:	Curtis Wolfe
	Title:	Interim Chief Executive Officer

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